Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 - 333-230747) of Target Hospitality Corp.,
(2)	Registration Statement (Form S-3 - 333-230795) of Target Hospitality Corp., and
(3)	Registration Statement (Form S-8 - 333-231621) pertaining to the 2019 Incentive Award Plan of Target Hospitality Corp.;

of our report dated March 12, 2020, with respect to the consolidated financial statements of Target Hospitality Corp. included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Houston, Texas

March 12, 2020